UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2024

Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 16, 2024, the Board of Directors (the "Board") of Warner Bros. Discovery, Inc. (“Warner Bros. Discovery” or the “Company”) adopted a resolution to increase the size of the Board to twelve directors, as permitted under the Company's Second Restated Certificate of Incorporation and the Company's Amended and Restated Bylaws.

Following the increase in the size of the Board, on September 16, 2024, in accordance with the procedures set forth in the Company's Second Restated Certificate of Incorporation, Daniel E. Sanchez was appointed to fill the vacancy created by the increase in the size of the Board, effective as of October 1, 2024. Mr. Sanchez will serve as a Class III Director, where his initial term will expire at the Company's 2025 annual meeting of stockholders. The Board determined, after considering all of the facts and circumstances, that Mr. Sanchez is an "independent director" as defined by the NASDAQ listing rules.

From January 2007 until his retirement in 2021, Mr. Sanchez engaged in the private practice of law, representing individual and business clients in a variety of non-litigation areas. In 2012, Mr. Sanchez earned his master’s degree in tax law (LL.M.), and focused his practice on the area of tax planning. Mr. Sanchez was a member of the Discovery, Inc. board of directors from May 2017 until April 2022. Mr. Sanchez is the nephew of Dr. John Malone, a Class II director of the Company.

Mr. Sanchez is an accomplished attorney and a seasoned public company director who will bring a unique perspective to the Board. Mr. Sanchez's legal expertise will assist the Board in developing strategies that take into consideration a wide range of issues resulting from the application and evolution of tax laws and regulations. Additionally, through his board service at other public companies in the media industry, we believe Mr. Sanchez will provide unique insights into the media industry and its challenges, which will be valuable in assessing potential strategic and operational challenges that the Company may face.

No arrangements exist between Mr. Sanchez or any other person pursuant to which he was selected as a director. There are no transactions in which Mr. Sanchez has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K.

Mr. Sanchez will be compensated for his service on the Board pursuant to the existing compensation program for non-employee directors described in the Company’s proxy statement dated April 19, 2024 for the Company’s 2024 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warner Bros. Discovery, Inc.

Date: September 18, 2024	By:	/s/ Savalle Sims
Savalle Sims
Chief Legal Officer